Exhibit 99.1

Contact:	Lily Outerbridge
Investor Relations
(441) 298-0760
PLATINUM UNDERWRITERS HOLDINGS, LTD. REPORTS
FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2005
FINANCIAL RESULTS AND QUARTERLY DIVIDEND
HAMILTON, BERMUDA, FEBRUARY 26, 2006 — Platinum Underwriters Holdings, Ltd. (NYSE: PTP) today reported a net loss to common shareholders of $103.3 million, or $1.94 per basic common share, for the quarter ended December 31, 2005 and a net loss of $138.2 million, or $3.01 per basic common share, for the year ended December 31, 2005.
The results for the quarter ended December 31, 2005 include the estimated net after-tax negative impact of approximately $153.4 million from hurricane Wilma, adverse development of $30.9 million related to hurricanes Katrina and Rita, net favorable development of $12.0 million from prior years and net investment income of $37.2 million, an increase of 41.7% from the quarter ended December 31, 2004.
The results for the year ended December 31, 2005 include the aggregate estimated net after-tax negative impact of approximately $459.0 million from hurricanes Katrina, Rita and Wilma, net favorable development of $79.3 million from prior years and net investment income of $129.4 million, an increase of 53.1% from the year ended December 31, 2004.
Michael D. Price, Chief Executive Officer, commented: “2005 was the worst year on record for insured catastrophe losses and a challenging year for Platinum. Our share of these losses overshadowed the strong underwriting results in our non-catastrophe business.”
Mr. Price added, “Despite the unprecedented events of 2005, we were well-positioned for the January 1, 2006 renewal season and we competed successfully. Market conditions are good in many classes of business and we believe we have strong underwriting prospects for the remainder of the year.”
Results for the quarter ended December 31, 2005 were summarized as follows:
•	Net loss was $103.3 million or $1.94 per basic common share.
•	Net premiums written were $390.8 million and net premiums earned were $442.8 million.
•	GAAP combined ratio was 131.9%.
•	Net investment income, including interest on funds held, was $37.2 million.

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Results for the quarter ended December 31, 2005 compared to the quarter ended December 31, 2004 were summarized as follows:
•	Net loss of $103.3 million compared to net income of $49.9 million.
•	Net premiums written decreased $4.1 million (or 1.0%) and net premiums earned increased $9.9 million (or 2.3%).
•	GAAP combined ratio increased by 42.2 percentage points.
•	Net investment income, which includes funds held, increased $11.0 million (or 41.7%).
Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the quarter ended December 31, 2005 were $121.7 million, $187.8 million and $81.3 million, respectively, representing 31.1%, 48.1% and 20.8%, respectively, of the total net premiums written. Combined ratios for these segments were 191.3%, 96.4% and 108.0%, respectively, for the quarter. Compared to the quarter ended December 31, 2004, net premiums written increased by $11.0 million (or 10.0%) for Platinum’s Property and Marine segment and $19.1 million (or 11.3%) for the Casualty segment. Net premiums written decreased by $34.2 million (or 29.6%) for the Finite Risk segment.
Results for the year ended December 31, 2005 were summarized as follows:
•	Net loss was $138.2 million or $3.01 per basic common share.
•	Net premiums written were $1.72 billion and net premiums earned were $1.71 billion.
•	GAAP combined ratio was 114.5%.
•	Net investment income, including interest on funds held, was $129.4 million.
Results for the year ended December 31, 2005 compared to the year ended December 31, 2004 were summarized as follows:
•	Net loss of $138.2 million as compared to net income of $84.8 million.
•	Net premiums written increased $71.7 million (or 4.4%) and net premiums earned increased by $266.8 million (or 18.4%).
•	GAAP combined ratio increased by 17.8 percentage points.
•	Net investment income, including interest on funds held, increased $44.9 million (or 53.1%).
Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the year ended December 31, 2005 were $575.1 million, $809.0 million and $333.6 million, respectively, representing 33.5%, 47.1% and 19.4%, respectively, of the total net premiums written. Combined ratios for these segments were 154.1%, 92.5% and 100.2%, respectively for the year. Compared to the year ended December 31, 2004, net premiums written increased by $70.6 million (or 14.0%) for Platinum’s Property and Marine segment and $131.6 million (or 19.4%) for the Casualty segment. Net premiums written decreased by $130.5 million (or 28.1%) for the Finite Risk segment.
Total assets were $5.15 billion as of December 31, 2005, an increase of $1.73 billion (or 50.6%) from $3.42 billion as of December 31, 2004. Cash and fixed maturity investments were $3.83 billion as of December 31, 2005, an increase of $1.37 billion (or 55.9%) from $2.46 billion as of December 31, 2004, due primarily to strong cash flow from operations and the receipt of the proceeds from the offerings of senior notes, common shares and mandatory convertible preferred shares issued during 2005.
Shareholders’ equity was $1.54 billion as of December 31, 2005, an increase of $407.2 million (or 35.9%) from $1.13 billion as of December 31, 2004. Book value per common share was $23.22 as of December 31, 2005 based on 59.1 million common shares outstanding, a decrease of $3.08 (or 11.7%) from $26.30 based on 43.1 million common shares outstanding as of December 31, 2004.
Quarterly Dividend
Platinum also announced that its Board of Directors has declared a quarterly dividend of $0.08 per common share, which is payable on March 31, 2006 to shareholders of record on March 2, 2006.
Financial Supplement
Platinum has posted a financial supplement on the Financial Reports page of the Investor Relations section of its website (Financial Supplement). The financial supplement provides additional detail regarding the financial performance of Platinum and its business segments.
Teleconference
Platinum will host a teleconference to discuss its financial results on Monday, February 27, 2006 at 9:00 a.m. Eastern Time. The call can be accessed by dialing 800-289-0493 (US callers) or 913-981-5510 (international callers) or in a listen-only mode via the Investor Relations section of Platinum’s website at www.platinumre.com. Those who intend to access the teleconference should register at least ten minutes in advance to ensure access to the call.
The teleconference will be recorded and a replay will be available from 11:00 a.m. Eastern Time on Monday, February 27, 2006 until midnight Eastern Time on Monday March 6, 2006. To access the replay by telephone, dial 888-203-1112 (US callers) or 719-457-0820 (international callers) and specify passcode: 4636274. The teleconference will also be archived on the Investor Relations section of Platinum’s website at www.platinumre.com for the same period of time.
Non-GAAP Financial Measures
In presenting the Company’s results, management has included and discussed certain schedules containing financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including segment underwriting income (or loss) and related underwriting ratios are referred to as non-GAAP. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures, which are used to monitor the results of operations, allow for a more complete understanding of the underlying business. These measures should not be viewed as a substitute for those determined in accordance with GAAP. A reconciliation of such measures to the most comparable GAAP figures such as income before income tax expense and total shareholders’ equity is presented in the attached financial information in accordance with Regulation G.
About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis. Platinum operates through its principal subsidiaries in Bermuda, the United States and the United Kingdom. The Company has a financial strength rating of A (Excellent) from A.M. Best Company, Inc. For further information, please visit Platinum’s website at www.platinumre.com.
Safe Harbor Statement Regarding Forwarding-Looking Statements
Management believes certain statements in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and risks, many of which are subject to change. These uncertainties and risks include, but are not limited to, conducting operations in a competitive environment; our ability to maintain our A.M. Best Company rating; significant weather-related or other natural or man-made disasters over which the Company has no control; the effectiveness of our loss limitation methods and pricing models; the adequacy of the Company’s liability for unpaid losses and loss adjustment expenses; the availability of retrocessional reinsurance on acceptable terms; our ability to maintain our business relationships with reinsurance brokers; general political and economic conditions, including the effects of civil unrest, war or a prolonged U.S. or global economic downturn or recession; the cyclicality of the property and casualty reinsurance business; market volatility and interest rate and currency exchange rate fluctuation; tax, regulatory or legal restrictions or limitations applicable to the Company or the property and casualty reinsurance business generally; and changes in the Company’s plans, strategies, objectives, expectations or intentions, which may happen at any time at the Company’s discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.
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Platinum Underwriters Holdings, Ltd.
Consolidated Statements of Income and Comprehensive Income
For The Quarter and Year Ended December 31, 2005 and 2004 (Unaudited)
($ in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Revenue
Net premiums earned	$442,825	$432,936	$1,714,723	$1,447,935
Net investment income	37,195	26,242	129,445	84,532
Net realized capital gains (losses)	(1,984)	520	(3,046)	1,955
Other income (expense)	(385)	1,074	(586)	3,211

Total revenue	477,651	460,772	1,840,536	1,537,633

Expenses
Losses and loss adjustment expenses	462,257	283,645	1,505,425	1,019,804
Acquisition expenses	107,100	94,935	403,135	327,821
Other underwriting expenses	14,467	10,053	55,669	53,137
Corporate expenses	3,792	2,844	14,158	13,196
Net foreign currency exchange (gains) losses	241	(399)	2,111	(725)
Interest expense	6,820	2,316	20,006	9,268
Loss on repurchase of debt	2,486	—	2,486	—

Total expenses	597,163	393,394	2,002,990	1,422,501

Income (loss) before income tax expense	(119,512)	67,378	(162,454)	115,132

Income tax expense (benefit)	(16,976)	17,456	(24,967)	30,349

Net income (loss)	(102,536)	49,922	(137,487)	84,783

Preferred dividends	737	—	737	—

Net income (loss) available to common shareholders	$(103,273)	$49,922	$(138,224)	$84,783

Basic
Weighted average shares outstanding	53,339	43,073	45,915	43,158
Basic earnings (loss) per share	$(1.94)	$1.16	$(3.01)	$1.96

Diluted
Weighted average shares outstanding	53,339	49,819	45,915	50,261
Diluted earnings (loss) per share	$(1.94)	$1.03	$(3.01)	$1.81

Comprehensive income (loss)
Net income (loss)	$(102,536)	$49,922	$(137,487)	$84,783
Other comprehensive income (loss), net of tax	(15,000)	(4,193)	(52,970)	(6,522)

Comprehensive income (loss)	$(117,536)	$45,729	$(190,457)	$78,261

Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Balance Sheets
As of December 31, 2005 and 2004
($ in thousands, except per share data)

	December 31, 2005	December 31, 2004
Assets
Investments	$3,000,889	$2,246,971
Short term investments and cash and cash equivalents	829,539	209,897
Receivables	567,449	580,048
Accrued investment income	29,230	23,663
Reinsurance balances (prepaid and recoverable)	76,109	4,892
Deferred acquisition costs	130,800	136,038
Funds held	291,629	198,048
Other assets	228,730	22,438

Total assets	$5,154,375	$3,421,995

Liabilities
Unpaid losses and loss adjustment expenses	$2,323,990	$1,380,955
Unearned premiums	502,018	502,423
Debt obligations	292,840	137,500
Commissions payable	186,654	181,925
Other liabilities	308,624	86,189

Total liabilities	3,614,126	2,288,992

Total shareholders’ equity	1,540,249	1,133,003

Total liabilities and shareholders’ equity	$5,154,375	$3,421,995

Book value per common share	$23.22	$26.30

Platinum Underwriters Holdings, Ltd.
Segment Reporting
For the Three Months Ended December 31, 2005 and 2004 (Unaudited)
($ in thousands)
Three Months Ended December 31, 2005

	Property
	and Marine	Casualty	Finite Risk	Total
Segment underwriting results
Net premiums written	$121,703	187,813	81,262	$390,778
Net premiums earned	154,454	201,088	87,283	442,825

Losses and loss adjustment expenses	264,442	136,422	61,393	462,257
Acquisition expenses	24,546	51,135	31,419	107,100
Other underwriting expenses	6,479	6,511	1,477	14,467

Total underwriting expenses	295,467	194,068	94,289	583,824

Segment underwriting income (loss)	$(141,013)	7,020	(7,006)	(140,999)

Net investment income				37,195
Net realized capital losses				(1,984)
Net foreign currency exchange losses				(241)
Other expense				(385)
Corporate expenses not allocated to segments				(3,792)
Interest expense				(6,820)
Loss on repurchase of debt				(2,486)

Loss before income tax benefit				$(119,512)

GAAP underwriting ratios:
Losses and LAE	171.2%	67.8%	70.3%	104.4%
Acquisition expense	15.9%	25.4%	36.0%	24.2%
Other underwriting expense	4.2%	3.2%	1.7%	3.3%

Combined	191.3%	96.4%	108.0%	131.9%

Three Months Ended December 31, 2004
Segment underwriting results
Net premiums written	$110,675	168,706	115,504	$394,885
Net premiums earned	131,712	186,929	114,295	432,936

Losses and loss adjustment expenses	64,510	124,621	94,514	283,645
Acquisition expenses	18,869	45,884	30,182	94,935
Other underwriting expenses	6,547	3,107	399	10,053

Total underwriting expenses	89,926	173,612	125,095	388,633

Segment underwriting income (loss)	$41,786	13,317	(10,800)	44,303

Net investment income				26,242
Net realized capital gains				520
Net foreign currency exchange gains				399
Other income				1,074
Corporate expenses not allocated to segments				(2,844)
Interest expense				(2,316)

Income before income tax expense				$67,378

GAAP underwriting ratios:
Losses and LAE	49.0%	66.7%	82.7%	65.5%
Acquisition expense	14.3%	24.5%	26.4%	21.9%
Other underwriting expense	5.0%	1.7%	0.3%	2.3%

Combined	68.3%	92.9%	109.4%	89.7%

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.

Platinum Underwriters Holdings, Ltd.
Segment Reporting
For the Year Ended December 31, 2005 and 2004 (Unaudited)
($ in thousands)
Twelve Months Ended December 31, 2005

	Property
	and Marine	Casualty	Finite Risk	Total
Segment underwriting results
Net premiums written	$575,055	809,031	333,636	$1,717,722
Net premiums earned	569,173	789,629	355,921	1,714,723

Losses and loss adjustment expenses	756,742	511,609	237,074	1,505,425
Acquisition expenses	93,983	194,397	114,755	403,135
Other underwriting expenses	26,074	24,690	4,905	55,669

Total underwriting expenses	876,799	730,696	356,734	1,964,229

Segment underwriting income (loss)	$(307,626)	58,933	(813)	(249,506)

Net investment income				129,445
Net realized capital losses				(3,046)
Net foreign currency exchange losses				(2,111)
Other expense				(586)
Corporate expenses not allocated to segments				(14,158)
Interest expense				(20,006)
Loss on repurchase of debt				(2,486)

Loss before income tax benefit				$(162,454)

GAAP underwriting ratios:
Losses and LAE	133.0%	64.8%	66.6%	87.8%
Acquisition expense	16.5%	24.6%	32.2%	23.5%
Other underwriting expense	4.6%	3.1%	1.4%	3.2%

Combined	154.1%	92.5%	100.2%	114.5%

Twelve Months Ended December 31, 2004
Segment underwriting results
Net premiums written	$504,439	677,399	464,175	$1,646,013
Net premiums earned	485,135	611,893	350,907	1,447,935

Losses and loss adjustment expenses	349,557	418,355	251,892	1,019,804
Acquisition expenses	76,360	151,649	99,812	327,821
Other underwriting expenses	27,827	19,086	6,224	53,137

Total underwriting expenses	453,744	589,090	357,928	1,400,762

Segment underwriting income (loss)	$31,391	22,803	(7,021)	47,173

Net investment income				84,532
Net realized capital gains				1,955
Net foreign currency exchange gains				725
Other income				3,211
Corporate expenses not allocated to segments				(13,196)
Interest expense				(9,268)

Income before income tax expense				$115,132

GAAP underwriting ratios:
Losses and LAE	72.1%	68.4%	71.8%	70.4%
Acquisition expense	15.7%	24.8%	28.4%	22.6%
Other underwriting expense	5.7%	3.1%	1.8%	3.7%

	93.5%	96.3%	102.0%	96.7%

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.